Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

MARTIN MIDSTREAM PARTNERS L.P.

MARTIN MIDSTREAM FINANCE CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Units representing limited partner interests	457(c)	6,555,234	$2.85 (5)	$18,682,416.90	.00015310	$2,860.28

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	Common Units representing limited partner interests	415(a)(6)	(1)	(1)(2)	(3)	—	—	S-3	333-265484	June 21, 2022	—

	Debt	Debt Securities	415(a)(6)	(1)	(1)(2)	(3)	—	—	S-3	333-265484	June 21, 2022	—

	Other	Guarantees of Debt Securities	415(a)(6)	(1)	(1)(2)	(3)	—	(4)	S-3	333-265484	June 21, 2022	—

	Unallocated (Universal) Shelf	—	415(a)(6)	(1)	(1)(2)	$250,000,000 (3)	.00015310	$38,275.00	S-3	333-265484	June 21, 2022	$29,948.18 (3)

	Total Offering Amounts							$41,135.28

	Total Fees Previously Paid							$29,948.18 (3)

	Total Fee Offsets							$11,187.10 (6)

	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims		—	—	—		—

Fee Offset Sources	—	—	—		—						—

Rule 457(p)

Fee Offset Claims	Martin Midstream Partners L.P. Martin Midstream Finance Corp.	S-3	333-265484	June 8, 2022	N/A	$13,891 (6)	Equity	Common Units representing limited partner interests	6,114,532	$17,426,416.20 (5)

Fee Offset Sources	Martin Midstream Partners L.P. Martin Midstream Finance Corp.	S-3	333-265484	N/A	June 8, 2022						$11,187.10 (6)

(1)

With respect to the primary offering, the issuers are registering an indeterminate number of common units representing limited partner interests, debt securities and guarantees of debt securities, as may be issued from time to time at indeterminate prices.

(2)

With respect to the primary offering, the proposed maximum offering price per unit of common unit representing limited partner interests will be determined from time to time by the registrant pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate maximum offering price of all common units representing limited partner interests issued pursuant to this registration statement in the primary offering will not exceed $250,000,000.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, the issuers hereby include in this replacement Registration Statement $250,000,000 of unsold securities that were previously covered by Martin Midstream Partners L.P.’s Registration Statement on Form S-3 (filed June 8, 2022, Registration No. 333-265484) (the “Prior Registration Statement”) in the aggregate amount of $250,000,000. A fee of $29,948.18 relating to such unsold securities has previously been paid by Martin Midstream Partners L.P. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. With respect to the primary offering, the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(4)

If a series of debt securities of Martin Midstream Partners L.P. is guaranteed, the Subsidiary Guarantors listed in the replacement Registration Statement may irrevocably and unconditionally guarantee the debt securities of Martin Midstream Partners L.P. Pursuant to Rule 457(n) no separate fee is payable with respect to the guarantees of the debt securities being registered.

(5)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per unit is the average of the high and low prices reported for the registrant’s common stock quoted on the Nasdaq Capital Market on April 30, 2025.

(6)

With respect to the secondary offering, the registrant previously paid a filing fee of $13,891 in connection with the registration of certain securities offered by selling unitholders under the Prior Registration Statement. The registration fee shown on the table above is offset by $11,187.10 in fees that the registrant is entitled to offset under Rule 457(p) of the Securities Act, which the registrant previously paid with respect to unsold shares in the secondary offering. Pursuant to Rule 457(p) under the Securities Act, the secondary offering of the unsold securities offered by the selling unitholders under the Prior Registration Statement was deemed terminated upon the filing of this shelf registration statement.

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